Exhibit 99.1
CONTACT:	Robert Atkinson, Too, Inc. Phone 614-775-3739
Too Inc. Plans Name Change to Tween Brands Inc.
     NEW ALBANY, Ohio; June 21, 2006 – Too, Inc., a leading specialty retailer for tween girls, is planning to change its corporate name to Tween Brands, Inc.
“Too, Inc. has always been dedicated to serving the tween girl and now our new name, Tween Brands, Inc. more accurately reflects our company’s identity,” said Mike Rayden, Chairman, President and Chief Executive Officer of Too, Inc. “Changing our name to Tween Brands, Inc. demonstrates our commitment to being the best tween retailer in the world.”
Too, Inc. consists of two brands, Limited Too and Justice, that sell sportswear, accessories and lifestyle items for fashion-aware tween (ages 7 to 14) girls. The company’s exclusive focus on tweens has helped provide it with continuing sales and earnings growth. Too, Inc. reported record sales and earnings for the latest quarter ended April 29, 2006, following up on what had been record sales and earnings for fiscal 2005.
“Tween girls are at a critical stage in their lives in which they are going through many changes physically, intellectually and emotionally,” added Mr. Rayden. “We’re proud to be able to help tweens express themselves through fashion during this time as they begin to develop their own individual styles. This has always been our main focus and will continue to be moving forward.”
The proposed name change is subject to the approval of the New York Stock Exchange of a listing application for the corporate name and stock symbol. The name change will be effected by a merger with a wholly-owned subsidiary of Too, Inc., with Too, Inc. surviving but renamed Tween Brands, Inc. The proposed name change is expected to become effective in the next 30 days. The name change will not affect the rights of stockholders of Too, Inc., a Delaware corporation, and current stockholders will not be required to turn in their Too, Inc. stock certificates for certificates in Tween Brands, Inc.
About Too, Inc.
Too, Inc. (NYSE: TOO), soon to become Tween Brands, Inc., is a leading specialty retailer for young girls. At Limited Too, the company sells sportswear, related accessories and key lifestyle items for active, fashion-aware tween (ages 7 to 14) girls. Limited Too currently operates 565 stores in 46 states and Puerto Rico, and has a select number of international franchised stores. Limited Too publishes a catalog coinciding with key tween shopping times throughout the year and conducts e-commerce on its Web site, www.limitedtoo.com.
Justice is the company’s newer specialty retail concept for tween girls, offering sportswear, key accessories and lifestyle items to value-conscious customers, predominantly in off-the-mall store sites. Justice currently operates 109 stores across the United States, the locations of which can be found on their Web site, www.justicejustforgirls.com.
Too, Inc. was spun-off from its former parent, The Limited, Inc. (now Limited Brands, Inc.) in August 1999.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release contains various “forward-looking statements” specifically related to the company’s intention to change its corporate name within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable securities laws. Such statements can be identified by the use of the forward-looking words “anticipate,” “estimate,” “project,” “target,” “believe,” “intend,” “plan,” “expect,” “hope,” “risk,” “could,” “pro forma,” “potential,” “outlook,” or similar words. These statements discuss future expectations, contain projections regarding future developments, operations or financial conditions, or state other forward-looking information. These forward-looking statements involve various important risks, uncertainties and other factors that could cause our actual results for 2006 and beyond to differ materially from those expressed. The following factors, among others, could affect our future financial performance and cause actual future results to differ materially from those expressed or implied in any forward-looking statements included in this press release: changes in consumer spending patterns, consumer preferences and overall economic conditions; decline in the demand for our merchandise; the impact of competition and pricing; the effectiveness of our brand awareness and marketing programs; a significant change in the regulatory environment applicable to our business; risks associated with our sourcing and logistics functions; changes in existing or potential trade restrictions, duties, tariffs or quotas; currency and exchange risks; availability of suitable store locations at appropriate terms; ability to develop new merchandise; ability to hire and train associates; the potential impact of health concerns relating to severe infectious diseases, particularly on manufacturing operations of our vendors in Asia and elsewhere; acts of terrorism in the U.S. or worldwide; and other risks that may be described in other reports and filings we make with the Securities and Exchange Commission. Future economic and industry trends that could potentially impact revenue and profitability are difficult to predict. Therefore, there can be no assurance that the forward-looking statements included here will prove to be accurate. The inclusion of forward-looking statements should not be regarded a representation by us, or any other person, that our objectives will be achieved. The forward-looking statements made herein are based on information presently available to us, as the management of the company. We assume no obligation to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.
Company Home Page: www.tooinc.com
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